Exhibit 99.1

MacroGenics Announces Departure of Chief Medical Officer

ROCKVILLE, MD, March 4, 2020 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (Nasdaq: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, announced that Jon Wigginton, M.D., Senior Vice President, Clinical Development & Chief Medical Officer, will be leaving the Company effective March 27, 2020 to pursue a new opportunity.

“Over the past seven years, Jon has played a leadership role in establishing and executing the clinical development strategy to advance our immuno-oncology product candidates. I would like to thank him for his significant contributions to MacroGenics, and wish him the best in his future endeavors,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “Our clinical programs are progressing as planned, and we look forward to a productive 2020.”

While the executive search for a new Chief Medical Officer is ongoing, Ezio Bonvini, M.D., Senior Vice President, Research and Chief Scientific Officer, will assume Dr. Wigginton’s responsibilities on an interim basis, including overseeing clinical development and related functions. Dr. Bonvini joined MacroGenics in June 2003. He was previously with the Food and Drug Administration (FDA) in the Center for Biologics Evaluation and Research (CBER) for 18 years, ultimately serving as Acting Deputy Director, Division of Monoclonal Antibodies. Dr. Bonvini received his M.D. and Specialty Certification in Clinical Hematology from the University of Genoa, School of Medicine.

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. For more information, please see the Company's website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contacts:

Anna Krassowska, Ph.D., Vice President, Investor Relations & Corporate Communications
Jim Karrels, Senior Vice President, CFO
1-301-251-5172, info@macrogenics.com